Exhibit 99.1

Boxlight Announces Pricing of $2.8 Million Private Placement

Priced At-the-Market Under Nasdaq Rules

DULUTH, Ga. – February 19, 2025--(BUSINESS WIRE)--Boxlight Corporation (Nasdaq: BOXL) (the “Company or “Boxlight”), a globally recognized leader in educational technology, today announced that it has entered into securities purchase agreements for the purchase and sale of 1,323,000 shares of its Class A common stock (the “Common Stock”) (or Common Stock equivalents in lieu thereof) and warrants to purchase up to 1,323,000 shares of Common Stock (the “Warrants”) in a private placement priced at-the-market under Nasdaq rules. The combined purchase price of each share of Common Stock (or Common Stock equivalent in lieu thereof) together with the accompanying Warrant is $2.13. The Warrants will have an exercise price of $2.13 per share, will be exercisable six months following the date of issuance and will expire five and a half years from the date of issuance.

The closing of the private placement is expected to occur on or about February 21, 2025, subject to the satisfaction of customary closing conditions. The gross proceeds from the private placement are expected to be approximately $2.8 million. The Company intends to use the net proceeds from the private placement for working capital and general corporate purposes.

A.G.P./Alliance Global Partners is acting as the sole placement agent for the private placement.

The offer and sale of the foregoing securities is being made in a transaction not involving a public offering, and the securities have not been and will not be registered under the Securities Act of 1933, as amended (the “Securities Act”), or applicable state securities laws. Accordingly, the securities may not be offered or sold in the United States except pursuant to an effective registration statement or an applicable exemption from the registration requirements of the Securities Act and such applicable state securities laws. Pursuant to the securities purchase agreements entered into with the investors, the Company agreed to file a registration statement with the U.S. Securities and Exchange Commission (the “SEC”) covering the resale of the shares of Common Stock (including the shares of Common Stock underlying the Warrants) to be issued to the investors no later than 45 days after the closing of the private placement and to use commercially reasonable efforts to have the registration statement declared effective as promptly as practicable thereafter, and in any event no later than 60 days after the closing of the private placement, or in the event of a “full review” by the SEC, 90 days after the closing of the private placement.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy any of the securities described herein, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

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Forward Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements often use words such as “believe,” “may,” “will,” “estimate,” “target,” “continue,” “anticipate,” “intend,” “expect,” “should,” “would,” “propose,” “plan,” “project,” “forecast,” “predict,” “potential,” “seek,” “future,” “outlook,” and similar variations and expressions. Forward-looking statements are those that do not relate strictly to historical or current facts. Examples of forward-looking statements may include, among others, statements regarding the completion of the private placement, the satisfaction of customary closing conditions related to the private placement, and the intended use of proceeds from the private placement. Forward-looking statements are not guarantees of future performance and are subject to risks and uncertainties, many of which are outside of the Company’s control. Important factors that could cause actual results, developments and business decisions to differ materially from forward-looking statements include, among other things: the Company’s ability to maintain a listing of its Common Stock on Nasdaq Capital Market; uncertainty regarding whether the recently effected 1-for-5 reverse stock split of the Common Stock will restore compliance with Nasdaq’s minimum bid price rule, and thus prevent a delisting; the Company’s ability to continue to operate as a going concern; the Company’s ability to comply with certain covenants, minimum liquidity and borrowing base requirements under our existing credit agreement, or in the alternative, to continue to obtain forbearances or waivers from the lender thereunder; the Company’s ability to pay the redemption price of its outstanding Series B Preferred Stock and Series C Preferred Stock in the event the holders thereof were to opt to cause the Company to redeem the Series B Preferred Stock or Series C Preferred Stock; the Company’s indebtedness, a substantial amount of which is bearing interest at a variable rate; the Company’s history of operating losses; the Company’s ability to raise additional capital; changes in the sales of the Company’s display products; seasonal fluctuations in the Company’s business; changes in the Company’s working capital requirements and cash flow fluctuations; competition in the Company’s industry; and the other risks described in the sections titled “Risk Factors” in the Company’s filings with the Securities and Exchange Commission, including its most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, as well as reports on Form 8-K. Forward-looking statements in this press release are made as of the date hereof, and the Company undertakes no duty to update or revise any such statements, whether as a result of new information, future events or otherwise. Except as required by applicable law, the Company expressly disclaims any obligations to publicly update any forward-looking statements, whether written or oral, that may be made from time to time, whether as a result of new information, future developments or otherwise.

Contacts

Investor Relations

Greg Wiggins

+1 360-464-4478

investor.relations@boxlight.com